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                                                                    Exhibit (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Other Service Providers" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated November 19, 2008 for Van Kampen Strategic Municipal Income Fund and January 16, 2009 for Van Kampen High Yield Municipal Fund in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement and Statement of Additional Information of Van Kampen Tax-Exempt Trust for the merger of Van Kampen Strategic Municipal Income Fund with Van Kampen High Yield Municipal Fund.

                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
July 1, 2009